As filed with the Securities and Exchange Commission on December 13, 2011  Registration No. ___________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment #1
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Safe Dynamics Corp.
(Name of Issuer in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

3841
(Primary Standard Industrial Classification Code Number)

41-2281448
(I.R.S. Employer Identification Number)

c/o Yitzchak Eliezer Socolovsky
26 HaShlosha Street
Bnei Brak 51363, Israel
Phone number: 972542393353
Fax number: 972542393353
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Safe Dynamics Corp.
c/o Delaware Intercorp, Inc.
113 Barksdale Professional Center
Newark, DE 19711
Tel. 302-266-9367
(Name, address, including zip code, and telephone number,
Including area code, of agent for service)

Copies of communications to:
John A, Cacchioli, Esq.
99 Tulip Avenue, Suite 108
Floral Park, New York 11001
Telephone No.: (516) 639-7676
Facsimile No.: (516) 328-8772

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

		Proposed	Proposed
		Maximum	Maximum	Amount
Title	Amount	Offering	Aggregate	of
Of Securities To be Registered	to be Registered	Price Per Share	Offering Price (1)	Registration Fee (1)
Common Stock,(1)	2,500,000	$0.03	$75,000	$9.00
Par value $0.0001
Per share

(1) Estimated pursuant to Rule 457 (o) under the securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

Safe Dynamics does not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of the management (as per Item 501(b)(8)(iii) of Regulation S-K).

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus Subject To Completion Dated December 13, 2011

Safe Dynamics Corp.

Up to a Maximum of 2,500,000 Shares of Common Stock at $0.03 Per Share

We are offering for sale a maximum of 2,500,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $0.03 per share. The offering will commence promptly after the effective date of this Registration Statement and close no later than 180 days after such date.  However, we may extend the offering for up to 90 days following the 180-day offering period.  We will pay all expenses incurred in this offering.  There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised.  No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.03 per share. If all of the shares offered by us are purchased, the gross proceeds to us will be $75,000. This is our initial public offering and no public market currently exists for shares of our common stock. The maximum net proceeds from the offering is $53,500.

The Company will need to raise an additional amount of approximately $20,000 in addition to the net proceeds of $53,500 from the offering, thru additional equity financing, in order to pay the Director loans and hence alleviate the necessity to file for protection under bankruptcy laws if and when the Directors will demand repayment of the loans.

We intend for our common stock to be sold by our officers and Directors. Such persons will not be paid any commissions for such sales.

Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 7.

BECAUSE THERE IS NO MINIMUM NUMBER OF SHARES REQUIRED TO BE SOLD IN ORDER TO CLOSE THIS OFFERING, PROCEEDS FROM THIS OFFERING WILL NOT BE HELD IN ESCROW AND WILL BE IMMEDIATELY AVAILABLE FOR OUR USE, WITHOUT CONDITION, REGARDLESS OF THE AMOUNT OF PROCEEDS RAISED.  IF WE FILE FOR BANKRUPTCY PROTECTION OR A PETITION FOR INVOLUNTARY BANKRUPTCY IS FILED BY CREDITORS AGAINST US, YOUR FUNDS WILL BECOME PART OF THE BANKRUPTCY ESTATE AND ADMINISTERED ACCORDING TO THE BANKRUPTCY LAWS.  AS SUCH, YOU WILL LOSE YOUR INVESTMENT AND YOUR FUNDS WILL BE USED TO PAY CREDITORS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is December 13, 2011
1/866-594-7398

TABLE OF CONTENTS

Prospectus Summary	4
Our Company	4
Our Direct Public Offering	5
The Offering	5
Selected Summary Financial Data	6
RISK FACTORS	7
RISKS RELATING TO OUR COMPANY	7
Use of Proceeds	15
Percent of Net Proceeds Received	16
Determination of Offering Price	17
Dilution	17
Our Business	17
General Development	17
THIRD-PARTY MANUFACTURERS	19
INTELLECTUAL PROPERTY	19
COMPETITION	19
Patent, Trademark, License & Franchise Restrictions	20
Contractual Obligations & Concessions	20
Employees	20
Transfer Agent	20
Research and Development	21
Description of Property	21
Management's Discussion	21
Analysis or Plan of Operation	21
Plan of Operation	21
General Working Capital	22
Quantitative and Qualitative Disclosures about Market Risk.	23
Analysis of Financial Condition and Results of Operations	23
Other	23
Recently Issued Accounting Pronouncements	24
Off-Balance Sheet Arrangements	24
Inflation	24
Market for Common Equity	25
Related Stockholder Matters	25
Market Information	25
Security Holders	25
Dividend Policy	25
Securities Authorized Under Equity Compensation Plans	25
Directors, Executive Officers, Promoters	25
Control Persons	25
Directors and Executive Officers	25
Audit Committee and Financial Expert	26
Code of Ethics	26
Potential Conflicts of Interest	26
Involvement in Certain Legal Proceedings	26
Executive Compensation	27
SUMMARY COMPENSATION TABLE	27
Option/SAR Grants	27
Long-Term Incentive Plans and Awards	27

Compensation of Directors	27
Employment Contracts, Termination of Employment	27
Change-in-control Arrangements	27
Certain Relationships and Related Transactions	28
Director Independence	28
Security Ownership of Certain Beneficial Owners and Management	28
Legal Proceedings	29
Description of Securities	29
Our Common Stock	29
Our Preferred Stock	30
Plan of Distribution	30
OFFERING PERIOD AND EXPIRATION DATE	31
PROCEDURES FOR SUBSCRIBING	31
Right to Reject Subscriptions	31
Underwriters	31
Regulation M	32
Section 15(G) of the Exchange Act	32
Changes In and Disagreements with Accountants On Accounting And Financial Disclosure	32
Indemnification for Securities Act Liabilities	32
Legal Matters	32
Experts	32
Interest of Named Experts and Counsel	32
Available Information	33
Information Not Required in Prospectus	34
Signatures	37
Exhibits Table	38

Prospectus Summary

The following summary highlights selected material information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements.

Our Company

We were incorporated in Delaware on May 11, 2011 and are a development stage company. On June 13, 2011, we entered into an exclusive worldwide patent sale agreement (the "Patent Transfer and Sale Agreement ") with Orit Tsaban, (the “Seller”), in relation to a patented technology (U.S. Patent Number: 7,589,434) (the “Patent”) for an anti-theft vehicle ignition system for an automobile. The patent and technology were transferred to us in exchange of payment to Orit Tsaban (the Seller) of US $15,000 (Fifteen thousands United States Dollars), according to the terms and conditions specified in the Patent Transfer and Sale Agreement related to the U.S. Patent Number: 7,589,434.

The invention that is the subject of the Patent is for an anti-theft vehicle ignition system for an automobile. The invention includes several components, including a control box which requires a series of steps to be completed by the driver before the ignition system is unlocked and the vehicle able to be operated. The product also includes a magnetic card swipe, a touch screen, and a hinged lid. We plan to license the Patent to one or more third-parties to design, manufacture and market a product based on the Patent, in exchange for payment to us of an initial one-time license fee and of percentage royalty payments on future sales of products based on the Patent.

We have not to date developed a working product and do not plan to develop the product but rather seek licensees to license the patented technology. It will be up to the licensees to develop the product and / or manufacture and sell the related patented technology. We are not aware at this time the cost of the development of the product and / or the cost to the related end user and have not yet discussed the costs with potential licensees. The Company’s business model is to seek royalty payments from the licensee / manufacturer upon the sale of the product to the end user. The Company will seek approximately 10% in royalty fees.

We have not to date developed a working product and do not plan to develop the product but rather seek licensees to license the patented technology. It will be up to the licensees to develop the product and / or manufacture and sell the related patented technology. We are not aware at this time the cost of the development of the product and / or the cost to the related end user and have not yet discussed the costs with potential licensees. The Company’s business model is to seek royalty payments from the licensee / manufacturer upon the sale of the product to the end user. The Company will seek approximately 10% in royalty fees.

Our burn rate is on a quarterly basis rather than monthly basis. Our current expenses are mainly corporate governance which is legal, auditing, transfer agent fees and other misc fees. These fees are payable on a quarterly basis and are approximately $7,000 a quarter. The Company will need to raise the maximum amount of the offering of net proceeds of $53,500 in order to meet its current expenditures for the next twelve months (Corporate Governance of $33,500) whereby $20,000 is set aside for the costs of seeking the third parties licensees. These costs will include the costs of head-hunters and travel expenditures if and when necessary. The Co will initiate to seek third party licensees once it has raised the related funds from the offering. As soon as we have raised sufficient funds to start to implement the business plan we will seek the third parties. We anticipate these costs to be approximately $20,000. We believe it will take approximately three to six months to find a licensee during which period we believe the $20,000 will be expended. We will try and obtain an upfront 1 time license fee from the Licensee and / or future royalty payments of approximately 10%.

We believe it will take the Licensee approximately One and a half years to bring the product to market (1 year production and 6 months to market) whereby the Company will not generate revenues from Royalties for at least two years (taking into account three to six months to find the appropriate Licensee) from when it raises the proceeds from the Offering unless an upfront licensing fee is agreed upon between the Company and the Licensee whereby then the Co will generate revenues earlier

All costs of the product (prototype) development and other related costs to bring the product to market will be on the bearing of the related Licensee.

Our principal offices are located at 26 HaShlosha Street, Bnei Brak 51363, Israel. Our registered office in Delaware is located at 113 Barksdale Professional Center, Newark, DE 19711, and our registered agent is Delaware Intercorp.

All references to "we," "us," "our," or similar terms used in this prospectus refer to Safe Dynamics Corp. Our fiscal year end is December 31.

Our auditors have issued an audit opinion which includes a statement describing our going concern status. Our financial status creates substantial doubt whether we will continue as a going concern. Investors should note that we have not generated any revenues to date, that we do not yet have any products available for sale, and that we have not entered into any license agreements with licensees for the development and manufacture of a proposed product based on our Patent.

As of December 13, 2011, our company has minimal cash reserves of $300 and we will need to raise additional capital within the next twelve months, even if we are able to sell the maximum number of shares in order to continue its operations after the twelve months .The company has no full time employees and our two current officers/directors intend to devote approximately five hours per week to Safe Dynamics business activities.

Our Direct Public Offering

We are offering for sale up to a maximum of 2,500,000 shares of our common stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.03 per share. If all of the shares offered by us are purchased, the gross proceeds before deducting expenses of the offering will be $75,000.  There is no minimum offering and we can use the proceeds even before we raise a sufficient amount of offering proceeds to pay our current liabilities.  Because we can use the proceeds even before we raise a sufficient amount of offering proceeds to delay a bankruptcy filing, investors may lose their entire investment before they know whether we have raised sufficient proceeds to pay our current liabilities.  The expenses associated with this offering are estimated to be $21,500 or approximately 28.7% of the gross proceeds of $75,000 if all the shares offered by us are purchased.  Thus, the net proceeds from the offering if all of the shares offered are purchased would be $53,500.  If all the shares offered by us are not purchased, then the percentage of offering expenses to gross proceeds will be higher and a lower amount of proceeds will be realized from this offering.

This is our initial public offering and no public market currently exists for shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

The offering will terminate six months after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the six month offering period.

The Offering

Total shares of common stock outstanding prior to the offering	3,000,000 shares

Shares of common stock being offered by us	2,500,000 shares

Total shares of common stock outstanding after the offering	5,500,000 shares

Gross proceeds:	Gross proceeds from the sale of all of the 2,500,000 shares of our common stock being offered pursuant to this registration statement will be $75,000.

Use of Proceeds
The proceeds from the sale of our shares will be used as general operating capital to help create and maintain a marketing effort to identify and contract with third party licensees interested in developing a product based on our Patent and bringing such product to market.

Risk Factors
There are substantial risk factors involved in investing in our Company. For a discussion of certain factors you should consider before buying shares of our common stock, see the section entitled "Risk Factors."

Primary Market	We intend to locate and contract with licensees that will sell a product based on our Patent in the US market.

This is a self-underwritten public offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

As used in this prospectus, references to the "Company," "we," "our," or "us" refer to Safe Dynamics Corp., unless the context otherwise indicates.

A Cautionary Note on Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Selected Summary Financial Data

This table summarizes our operating and balance sheet data as of the periods indicated. You should read this summary financial data in conjunction with the "Plan of Operations" and our audited financial statements and notes thereto included elsewhere in this prospectus.

For the date of Inception May 11 ,2011 to
(September 30, 2011)

Statement of Operations:

Total revenues	$-

Total operating expenses	$27,443

(Loss) from operations	$(27,443)

Net (loss)	$(27,443)

(Loss) per common share	$(0.01)

Weighted average number of common shares outstanding - Basic and diluted	2,601,399

As of
(September 30, 2011)

Balance Sheet:

Cash in bank	$300

Deferred Offering Costs	$20,000

Total current assets	$20,300

Total assets	$20,300

Total current liabilities	$47,443

Total liabilities	$47,443

Total stockholders' (deficit)	$(27,143)

Total liabilities and stockholders' (deficit)	$20,300

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR COMPANY

1.
We are a development stage company with no operating history and may never be able to carry out our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. We were established on May 11, 2011, for the purpose of licensing our technology to a 3rd party partner who will be responsible for engaging in the development, manufacture, and sale of an anti-theft vehicle ignition system for automobiles. We have not generated any revenues nor have we realized a profit from our operations to date, and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon the successful marketing and licensing of our Patent to one or more third party design and manufacturing companies that would develop and sell an anti-theft vehicle ignition system based on our Patent.  Our business plan is subject to numerous industry-related risk factors as set forth herein. We may not be able to successfully carry out our business. There can be no assurance that we will ever achieve any revenues or profitability. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a new business in our industry, and our Company is a highly speculative venture involving significant financial risk.

2.
We expect to incur operating losses in the next twelve months because we have no plan to generate revenues unless and until we successfully find a third party manufacturer to design, market, and sell  an anti-theft vehicle ignition system based on our Patent.

We have never generated revenues. We intend to license our Patent to one or more third party manufacturers, which will be responsible for developing an anti-theft vehicle ignition system based on our Patent and bringing it to market. We own the right to exploit the technology and patent for the new invention. However, we have not developed or manufactured any anti-theft vehicle ignition systems based on our Patent for sale. We intend to license our Patent to one or more third parties to develop and manufacture an actual product based on our Patent. We will rely on these third parties to develop workable prototypes and to manufacture the proposed product. We expect to incur operating losses over the next twelve months because we have no source of revenues unless and until we are successful in licensing our Patent to one or more third parties. We cannot guarantee that we will ever be successful in licensing our Patent or in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

3.	We do not have sufficient cash to fund our operating expenses for the next twelve months.

We do not have sufficient cash to fund our operations and only if we raise the maximum amount of the net proceeds of $53,500 (See Use of Proceeds) will we have sufficient funds for the next twelve months and to start implementing our Business Plan and Model. Of the net proceeds $33,500 will be set aside for corporate reporting activities and $20,000 to seek third party licensees to develop / manufacture and market our product whereby we will seek to generate revenues thru Royalties and a possible up front payment from the related third party licensees.

If we will be unsuccessful in finding third party licensees after the offering   , after having expended the use of proceeds we will need to raise additional equity thru equity financing to enable our Company to continue to be in existence and continue its reporting requirements and to continue to seek the licensees . Even if we are able to find third party licensees within a year a delay in the manufacturing and marketing of the product will cause a delay in the Company generating revenues and we will again need to seek additional equity financing after we have expended the net proceeds which is estimated to be after 12 months

4.
Our auditors have expressed substantial doubt about our ability to continue as a going concern, and if we do not raise net proceeds of at least $53,500 from our offering, we may have to suspend or cease operations within twelve months.

Our audited financial statements for the period from May 11, 2011, through June 30 2011, were prepared using the assumption that we will continue our operations as a going concern. We were incorporated on May 11, 2011, and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financing activities or to generate profitable operations. Such capital formation activities may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. We believe that if we do not raise net proceeds of at least $53,500 from our offering, we may have to suspend or cease operations within twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company.

The Company will need to raise an additional amount of approximately $20,000 in addition to the net proceeds of $53,500 from the offering, thru additional equity financing to repay its directors loans if and when the repayment is demanded, and alleviate the necessity to file for protection under bankruptcy laws.

5.	We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision-making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in licensing our technology for the development, manufacture and sale of a product based on our Patent. There is a substantial risk that we will not be successful in implementing our business plan, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

6.	Because we are not making provisions for a refund to investors, you may lose your entire investment.

Even though our business plan is based upon the complete subscription of the shares offered through this offering, the offering makes no provisions for refund to an investor. We will utilize all amounts received from newly issued common stock purchased through this offering even if the amount obtained through this offering is not sufficient to enable us to go forward with our planned operations. Any funds received from the sale of newly issued stock will be placed into our corporate bank account. We do not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of management.

7.
As a development stage company, we may experience substantial cost overruns in marketing our technology and in locating and negotiating a license agreement with a third party for the licensing of our Patent  and the manufacture of a product based on our Product.

We may experience substantial cost overruns in marketing our technology and in locating and negotiating a license agreement with a third party for the licensing of our Patent and the manufacture of a product based on our Product. We may not have sufficient capital to successfully implement and complete our project. We may not be able to find a third party manufacturer willing to license our technology and manufacture a product based on our Patent because of industry conditions, general economic conditions, and/or competition from potential manufacturers and distributors of competing products.  In addition, the commercial success of any product is often dependent upon factors beyond the control of the company attempting to market the product, including, but not limited to, market acceptance of the product and whether or not third parties promote the products through prominent marketing channels and/or other methods of promotion.  Even if we do succeed in raising the capital to locate and negotiate a license agreement with a third party for the licensing of our Patent and the manufacture of a product based on our Patent, we cannot ensure that the final cost for producing this product will be found to be warranted and reasonable, and therefore we cannot ensure that the product, if developed, will actually find popularity and acceptance.

8.	Our entire business model (including the generating of revenues) depends solely on the licensing of our product to third party assignees

We have not to date developed a working product and do not plan to develop the product but rather seek licensees to license the patented technology. It will be up to the licensees to develop the product and / or manufacture and sell the related patented technology. We are not aware at this time the cost of the development of the product and / or the cost to the related end user and have not yet discussed the costs with potential licensees. The Company’s business model is to seek royalty payments from the licensee / manufacturer upon the sale of the product to the end user. The Company will seek approximately 10% in royalty fees.

If the Company will be unsuccessful in finding third parties and / or third party licensees’ will be unable to develop a viable product this will have an adverse affect on our business model and we will not be able to generate any revenues.

9.
We are a small company with limited resources compared to some of our current and potential competitors, and the third party licensees to whom we will license our technology may not be able to compete effectively and increase market share.

Although we believe our technology offers unique elements and potential benefits in the area of protecting automobiles from theft, we cannot guarantee that these unique features are enough to effectively capture a significant enough market share to successfully launch and sustain a product based on our Patent.  Based on our company’s initial research through both the Internet and trade journals, as well as through an extensive search through existing patents, we believe there is no one in the industry that has successfully brought a product like ours to market; nonetheless, our current and potential competitors have longer operating histories, significantly greater resources and name recognition, and a larger base of distributors and customers than we have.  In addition, any third parties with whom we will eventually sign license agreements may not be able to successfully compete with current companies in the field.   These competitors may have greater name credibility than our future third party licensees with our potential distributors and customers.  These competitors also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their products and services than our third party licensees can to products based on our Patent. To be competitive, our third party licensees will have to continue to invest significant resources in research and development, sales and marketing, and customer support.  They may not have sufficient resources to make these investments or to develop the technological advances necessary to be competitive, which in turn will cause our business to suffer and restrict our profitability potential.

10.	Changing consumer preferences may negatively impact our business.

The Company's success is dependent upon the ongoing need and appeal for an anti-theft vehicle ignition system. Consumers may prefer to purchase anti-theft devices from the car manufacturer rather than install a third-party’s device. If we are unable to conclude agreements directly with car manufacturers, we will be unable to capture this market. These and other preferences with respect to such devices are difficult to predict. As a result of changing consumer preferences, we cannot assure you that a product based on our Patent will achieve customer acceptance, or that it will continue to be popular with consumers for any significant period of time, or that new products will achieve an acceptable degree of market acceptance, or that if such acceptance is achieved, it will be maintained for any significant period of time. Our success is dependent upon our third party licensees’ ability to develop, introduce, and gain customer acceptance, and on consumer willingness to continue on a long term basis to adapt their current hygienic practices to include the use of an anti-theft vehicle ignition system based on our Patent. The failure of a product based on our Patent to achieve and sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

11.
Because our Directors and officers have no experience in running a company that licenses the right to develop, manufacture, and sell an anti-theft vehicle ignition system for automobiles, they may not be able to successfully operate such a business which could cause you to lose your investment.

We are a development stage company and we intend to license our Patent to one or more third parties to manufacture, market, and sell our anti-theft vehicle ignition system for automobiles based on our Patent.  Yitzchak Eliezer Socolovsky and Akiva Shonfeld, our current Directors and Officers, have effective control over all decisions regarding both policy and operations of our Company with no oversight from other management. Our success is contingent upon the ability of these individuals to make appropriate business decisions in these areas. However, our Directors and officers have no experience in operating a company that licenses the right to develop, manufacture, and sell anti-theft vehicle ignition system for automobiles. It is possible that this lack of relevant operational experience could prevent us from becoming a profitable business and hinder an investor from obtaining a return on his investment in us.

12.
Because Yitzchak Eliezer Socolovsky and Akiva Shonfeld have other outside business activities and will only be devoting up to 10% of their time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of our business activities.

Our Directors and officers are only engaged in our business activities on a part-time basis. This could cause the officers a conflict of interest between the amount of time they devote to our business activities and the amount of time required to be devoted to their other activities. Yitzchak Eliezer Socolovsky and Akiva Shonfeld, our current Directors and officers, intend to devote only approximately 5 hours per week to our business activities. Subsequent to the completion of this offering, we intend to increase our business activities in terms of business development, marketing and promotion. This increase in business activities may require that either our Directors or our Officers engage in our business activities on a full-time basis or that we hire additional employees; however, at this time, we do not have sufficient funds to pursue either option.

13.	Our Directors own 100% of the outstanding shares of our common stock, and may be able to influence control of the company or decision making by management of the Company.

Our Directors presently own 100% of our outstanding common stock. If all of the 2,500,000 shares of our common stock being offered hereby are sold, the shares held by our Directors will constitute approximately 55% of our outstanding common stock. After sale of all stock, the current Directors will still have a majority control and will still have a majority of the voting power for all business decisions.

14.	If our intellectual property protection is inadequate, competitors may gain access to our technology and undermine our competitive position.

We regard our current and future intellectual property as important to our success, and we rely on patent law to protect our proprietary rights. Despite our precautions, unauthorized third parties may copy certain portions of products based on our Patent or reverse engineer or obtain and use information that we regard as proprietary. We have been granted one patent in the United States and we may seek additional patents in the future. We do not know if any future patent application will be issued with the scope of the claims we seek, if at all, or whether any patents we receive will be challenged or invalidated. Further, new and currently unpatented methods for protecting automobiles from theft may come on the market, making our invention obsolete or less cost-effective. Thus, we cannot assure you that our intellectual property rights can be successfully asserted in the future or that they will not be invalidated, circumvented or challenged. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the United States. Our means of protecting our proprietary rights in the United States or abroad may not be adequate and competitors may independently develop a similar technology. Any failure to protect our proprietary information and any successful intellectual property challenges or infringement proceedings against us could have a material adverse affect on our business, financial condition, or results of operations.

15.	We may be subject to intellectual property litigation, such as patent infringement claims which could adversely affect our business.

Our success will also depend in part on our ability to locate one or more third party licensees to develop a commercially viable product without infringing the proprietary rights of others. Although we have not been notified of any infringement claims, other patents could be filed which would prohibit or limit our third party licensees’ ability to develop and market anti-theft vehicle ignition system for automobiles based on our Patent in the future. In the event of an intellectual property dispute, we may be forced to litigate. Intellectual property litigation would divert management's attention from developing our product and would force us to incur substantial costs regardless of whether or not we are successful. An adverse outcome could subject us to significant liabilities to third parties, and force us to cease operations.

16.	You may experience difficulties in attempting to enforce liabilities based upon U.S. federal securities laws against our non-U.S. resident Directors and officers.

Since all of our officers and Directors are located in Israel, any attempt to enforce liabilities upon such individuals under the U.S. securities and bankruptcy laws may be difficult. In accordance with the Israeli Law on Enforcement of Foreign Judgments, 5718-1958, and subject to certain time limitations (the application to enforce the judgment must be made within five years of the date of judgment or such other period as might be agreed between Israel and the United States), an Israeli court may declare a foreign civil judgment enforceable if it finds that:

•	the judgment was rendered by a court which was, according to the laws of the State in which the court is located, competent to render the judgment;
•	the judgment may no longer be appealed;
•
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•	the judgment is executory in the State in which it was given.
An Israeli court will not declare a foreign judgment enforceable if:
•	the judgment was obtained by fraud;

•	there is a finding of lack of due process;
•	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel;
•	the judgment is in conflict with another judgment that was given in the same matter between the same parties and that is still valid; or
•	the time the action was instituted in the foreign court, a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

In general, an obligation imposed by the judgment of a United States court is enforceable according to the rules relating to the enforceability of judgments in Israel, and a United States court is considered competent to render judgments according to the laws of private international law in Israel.

Furthermore, Israeli courts may not adjudicate a claim based on a violation of U.S. securities laws if the court determines that Israel is not the most appropriate forum in which to bring such a claim. Even if an Israeli court agrees to hear such a claim, it may determine that Israeli law, not U.S. law, is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact, which can be a time-consuming and costly process.

Since our Directors and executive officers do not reside in the United States it may be difficult for courts in the United States to obtain jurisdiction over our foreign assets or persons and, as a result, it may be difficult or impossible for you to enforce judgments rendered against us or our Directors or executive officers in United States courts. Thus, investing in us may pose a greater risk because   should any situation arise in the future in which you have a cause of action against these persons or us, you may face potential difficulties in bringing lawsuits or, if successful, in collecting judgments against these persons or us.

It will also be difficult for the shareholders to serve process on our officers as a result of their being located in a non-U.S. Jurisdiction.

17.	If and when products based on our Patent are sold, we may be liable for product liability claims and we presently do not maintain product liability insurance.

The anti-theft vehicle ignition system for automobiles may expose us to potential liability from personal injury or property damage claims by end-users of the product. We currently have no product liability insurance to protect us against the risk that in the future a product liability claim or product recall could materially and adversely affect our business. Inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our product. We cannot assure you that when our third party licensees commence distribution of a product based on our Patent that we will be able to obtain or maintain adequate coverage on acceptable terms, or that such insurance will provide adequate coverage against all potential claims Moreover, even if we maintain adequate insurance, any successful claim could materially and adversely affect our reputation and prospects, and divert management’s time and attention. If we are sued for any injury allegedly caused by future products based on our Patent, our liability could exceed our total assets and our ability to pay the liability.

18.
We did not conduct due diligence regarding the inventors’ experience nor regarding what was involved in designing and patenting the technology, and therefore can not ascertain the viability of the future product.

We did not conduct due diligence regarding the inventor’s experience in the patented technology nor regarding what was involved in designing and patenting the technology that underlies the Patent.  We do not know whether the inventor had experience in the related field or whether he properly designed the technology.  Neither can we assure you that we will be able to develop the patented technology into a product.  Any failure in the design of the patented technology and or the inability to create a working product could have a material adverse affect on our business, financial condition, or results of operations.

Risks Relating to our Common Stock

19.
We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value. We do not need stockholder approval to issue additional shares.

Our certificate of incorporation authorizes the issuance of 200,000,000 shares of common stock, par value $0.0001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

20.
Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement  to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Security and Exchange Commission relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement  from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

21.
We do not intend to pay cash dividends on our shares of common stock but rather, we intend to finance the development and expansion of our business, delaying or perhaps preventing investors from receiving a return on their shares.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

22.	The investors may sustain a loss of their investment based on the offering price of our common stock.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, arbitrary.  Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us.  As a result, the price of the common stock in this offering may not reflect how the stock is received on the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

23.	State securities laws may limit secondary trading, which may restrict the states in which you may sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as the issuer obtains and maintains a listing in Mergent, Inc. or Standard and Poor’s Corporate Manual, secondary trading of common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia, and Wyoming. Ten states provide for an exemption for non-issuer transactions in outstanding securities effected through a registered broker-dealer when the securities are subject to registration under Section 12 of the Securities Exchange Act of 1934 for at least 90 days (180 days in Alabama). These states are: Alabama, Colorado, District of Columbia, Illinois, Kansas, Missouri, New Jersey, New Mexico, Oklahoma, and Rhode Island.

We currently do not intend to register or qualify our stock in any state or seek coverage in one of the recognized securities manuals. Because the shares of our common stock registered hereunder have not been registered for resale under the blue sky laws of any state, and we have no current plans to register or qualify our shares in any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future should be aware that there may be significant state blue sky restrictions upon the ability of investors to purchase and sell such shares. In this regard, each state's statutes and regulations must be reviewed before engaging in any securities sales activities in a state to determine what is permitted, or not permitted, in a particular state. Furthermore, even in those states that do not require registration or qualification for the resale of registered securities, such states may require the filing of notices or place additional conditions on the availability of exemptions. Accordingly, since many states continue to restrict the resale of securities that have not been qualified for resale, investors should consider any potential secondary market for our securities to be a limited one.

In addition, at this time we do not know in which states, if any, we will be selling the offered securities or whether our securities will be registered or exempt from registration under the laws of such state.  Our officers reside outside of the United States, and initially they intend to sell the offered securities to foreign investors.  Should they be unsuccessful in selling all of the offered securities to foreign investors, they may seek to locate investors in the United States, in which case, we will then address all applicable state law registration requirements.  In addition, in connection with our intent to have our securities listed on the OTCBB, a determination regarding state law registration requirements will be made in conjunction with those market makers, if any, who agree to serve as market makers for our common stock.  We have not yet applied to have our securities registered in any state, and we will not do so until we receive expressions of interest from investors resident in specific states after they have reviewed our Registration Statement.  We will comply with the relevant blue-sky laws of any state in which we decide to sell our securities.

24.	We cannot guarantee that the business plan and the plan of operation detailed in this offering will be developed according to the patented technology we plan to license.

We plan to seek a third party licensing partner capable of developing, manufacturing, and marketing our patented technology. If we are unable to find a third party partner interested in licensing our technology and helping to bring this product to market, we cannot guarantee that the business plan and the plan of operation detailed in this offering will be developed according to the patented technology we plan to license. If this happens, there is a substantial risk that we may be required to change our business plan before the technology we purchased is commercialized. There is no relationship between Orit Tsaban and Safe Dynamics Corp and/or to the Patent acquired other than the fact that Orit Tsaban sold the Patent to Safe Dynamics Corp.

25.	Our directors do not have experience with the National Highway Traffic Safety Administration (NHTSA), which is responsible for setting and enforcing vehicle anti-theft regulations.

While our Directors do have business and accounting backgrounds, they have no experience with the National Highway Traffic Safety Administration, which is responsible for setting and enforcing vehicle anti-theft regulations.  The third party partners will, therefore, be chosen for their expertise, experience, and knowledge of the process of meeting any and all necessary actions for the premarket approval application requirement stage, through the duration of the approval process, and all other stages, including registration and listing requirements, quality system regulation and manufacturing of the device, post-market reporting and record keeping requirements, import and export requirements and remedies for non-compliance, if any. If we are unable to find a partner with this knowledge and experience, outside contractors may need to be hired. There is currently no funding for these services and therefore additional funds may have to be raised or the original investors could lose their investment if we are unable to comply with any required governmental regulations deemed by the 3rd party’s legal counsel to be applicable to the development of our product.

26.	If we do not file a Form 8-A you may have limited access to information regarding our business and our securities may not be eligible for quotation on the OTC Bulletin Board.

 We intend to file a Form 8-A promptly after this registration statement becomes effective, thereby subjecting our stock registered hereunder to registration under Section 12 of the Securities Exchange Act of 1934. However, if we do not file a Form 8-A, or other registration under the Securities Exchange Act of 1934, we will only be required to comply with the limited reporting obligations required by Section 13(a).  Accordingly, we will not be required to furnish proxy statements to security holders, and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act. The non requirement of the furnishing of proxy statements and / or the non requirement of the reporting of the beneficial ownerships would alleviate the shareholders from obtaining information of the beneficial ownership of the Company affiliates and / or material ownerships of shares in the Co and also the alleviate the shareholders of the knowledge of   certain actions initiated by the majority shareholders of the Company prior to the initiation .  Furthermore, even the limited reporting obligations may become automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year, other than the fiscal year in which our registration statement became effective, we have fewer than 300 shareholders. If we then ceased to voluntarily subject ourselves to the public reporting requirements, your access to our business information will be restricted. Furthermore, if we cease filing periodic reports for any reason, not only would investors have very limited access to information about our business, we would also not be eligible to be quoted on the OTC Bulletin Board, which may reduce the value of your shares and affect your ability to sell your shares.

27.	Ordinary Shareholders who are not creditors may lose all ownership interest in the patent rights

In the event of bankruptcy the two Officers and Directors will receive the patent rights to the anti – theft device because they are the Company’s creditors however the Ordinary shareholders who are not creditors may lose all ownership interest in the patent rights .

28.	Shareholders may lose their Investment if the Co will not be able to cover its Ongoing Reporting Costs on a consistent basis

The ongoing costs of being a public Co such as legal and accounting and other misc reporting costs amount to approximately $30,000 a year. If the Company will not be able to cover these costs on a consistent basis the Co may not be able to continue its reporting requirements and the shareholders common stock may therefore not be able to be traded due to the resale restrictions applicable to Non-Reporting Companies and the investors may therefore lose their related investment.

Use of Proceeds

The net proceeds to us from the sale of up to 2,500,000 shares offered at a public offering price of $0.03 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $21,500, $20,000 for legal, accounting (incurred), and $1,500 of other costs in connection with this offering (estimated transfer agent fees). The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

None of the proceeds from this offering will be used to pay the salaries or make any other payments to our officers and directors.

Percent of Net Proceeds Received

	40%	60%	80%	100%
Shares Sold	1,000,000	1,500,000	2,000,000	2,500,000
Gross Proceeds	$30,000	$45,000	$60,000	$75,000
Less Offering Expenses	$(21,500)	$(21,500)	$(21,500)	$(21,500)
Net Offering Proceeds	$8,500	$23,500	$38,500	$53,500

The Use of proceeds set forth below demonstrates how we intend to use the funds under the various percentages of amounts of the related offering. All amounts listed below are estimates.

	40%	60%	80%	100%
Marketing Licensing Rights to Third Parties	$5,000	8,500	15,500	$20,000
SEC reporting, legal fees, accounting, auditing, and transfer agent fees	$3,500	15,000	23,000	33,500

Total	$8,500	23,500	38,500	$53,500

Our offering expenses are comprised of legal and accounting expenses and estimated  transfer agent fees related to the offering.  Our Officers and Directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this registration statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. Our Company estimates that we will need approximately $30,000 per year to cover expenses for public reporting, legal fees, accounting, auditing, and transfer agent fees. The Company recognizes that if it does not raise net proceeds of at least $53,500 in this offering it will have to seek additional funds to cover these expenses.  The $53,500 in net proceeds that we need to stay in business for twelve months is comprised of (i) $20,000 for marketing expenses to locate and contract with one or more third party licensees, and (ii) $33,500 for reporting and operating expenses.  While the existing liabilities on our balance sheet also include $7,793 of misc liabilities, $19,650 in shareholder loans and $20,000 in deferred offering costs, the shareholders loans do not have a fixed repayment date and the deferred offering costs will be paid out of the gross proceeds from the offering.  The liabilites of $7,793 are expenses and costs, related to the reporting losts and will be paid from the $33,500  allocated after reporting costs, and

In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

Determination of Offering Price

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Our Company will be offering the shares of common stock being covered by this prospectus at a price of $0.03 per share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the Board of Directors of the price at which they believe investors would be willing to purchase the shares. Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

Dilution
Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. Historical net tangible book value per share of common stock after the offering  is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of September 30, 2011, as adjusted to give effect to the receipt of net proceeds from the sale of shares of common stock for $0.03, which represents net proceeds after deducting estimated offering expenses of $21,500. Dilution in net tangible book value per share after the offering  represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately following this offering. The following table represents the related Dilution under each offering scenario accordingly.

Shares Sold	1,000,000	1,500,000	2,000,000	2,500,000

Gross Proceeds less oferring Expenses	8,500	23,500	38,500	53,500

Historical Net Tangible Book Value before the Offering	-47,143	-47,143	-47,143	-47,143
Historical Net Tangible Book Value Per Share Before the Offering	-0.0157	-0.0157	-0.0157	-0.0157
Historical Net Tangible Book Value after the Offering	-38,643	-23,643	-8,643	6,357
Historical Net Tangible Book Value Per Share after the Offering	-0.0097	-0.0053	-0.0017	0.0012
Increase per share to exisiting Shareholders	-0.0098	-0.0054	-0.0018	0.0011
Dilution Per Share to New Shareholders	0.0397	0.0353	0.0317	0.0288
Dilution Percentage to New investors in the Offering	132%	118%	106%	96%

The following table sets forth as of December 13, 2011, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 100% of the offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.03 per share of common stock.

	Shares
	Number	Percent	Amount
Existing Stockholders	3,000,000	55%	$300
New Investors	2,500,000	45%	$75,000
Total	5,500,000	100%	$75,300

Our Business

General Development

We were incorporated in Delaware on May 11, 2011 and we are a development stage company. We have acquired the rights, title, and interest in and to an anti-theft vehicle ignition system. The invention includes a control box that mounts to the dashboard and contains a magnetic card swipe, a touch screen, and a hinged lid. The control box requires a series of steps to be completed by the driver before the ignition system is unlocked and the vehicle able to be operated. We have not generated any revenues to date and our operations have been limited to organizational, start-up, and capital formation activities. We currently have no employees other than our Officers, who are also our Directors and work only part time.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither Safe Dynamics Corp., nor its Officers, Directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

A Patent Transfer and Sale Agreement was signed between Orit Tsaban (the “Seller”), in relation to a patented technology on June 13, 2011, granting Safe Dynamics Corp. exclusive rights, title and interest in and to the Patent  (U.S. Patent Number: 7,589,434) and all Intellectual Property rights, free and clear of any lien, charge, claim, preemptive rights, etc. for an anti-theft vehicle ignition system.

The invention, based on a patented technology, relates to the field of auto anti-theft devices, more specifically, an auto anti-theft device that incorporates a card swipe in order to operate the automobile. Safe Dynamic, its directors, officers and affiliates have no relationship with the Seller or her affiliates nor are we aware of any other patented technology related to an anti-theft vehicle ignition system sold by the Seller.

We plan to license our Patent to one or more third party licensees to develop, manufacture, and sell auto anti-theft device that incorporates a card swipe in order to operate the automobile. The product will be developed based on our Patent, in exchange for a one-time license fee and ongoing royalty payments based on sales.  We believe that we will be able to reach our goals of licensing and marketing the patent technology without incurring the expense of first creating a prototype. We have identified the ideal third party partner to be a company that meets all or most of the following criteria: A) a car manufacturer or a company that has connections with car manufacturers that might be interested in incorporating our product design into the automobile prior to its initial sale; or B) a company that develops, designs and manufacturers security devices to prevent theft; C) a company that specializes in electronic security devices; D) a company that develops, manufacturers, and markets automobile accessories, particularly those with electronic or computerized components.

The Company estimates that a third party licensee will need approximately 12 months to develop a working prototype and engineering specifications, after a licensing agreement is entered into. Once the prototype is successfully tested and operational, the Company estimates that a third party licensee will need an additional 4-6 months to successfully bring the product based on our Patent to the market. However, as the amount of time this phase will take is entirely dependent on the resources and time invested by the 3rd party partner, Safe Dynamics cannot confirm this figure until such time as a partner is found and a contract is signed, in which time schedules are detailed.

Our principal office is located c/o Yitzchak Eliezer Socolovsky, 26 HaShlosha Street Bnei Brak 51363, Israel. Our telephone number is 972-506503520.

Business Summary and Background

We were incorporated in Delaware on May 11, 2011 and we are a development stage company. We have acquired the rights, title, and interest in and to an anti-theft vehicle ignition system. The invention includes a control box that mounts to the dashboard and contains a magnetic card swipe, a touch screen, and a hinged lid. The control box requires a series of steps to be completed by the driver before the ignition system is unlocked and the vehicle able to be operated.

Safe Dynamics owns a Patent for an anti-theft device that incorporates a card swipe in order to operate the automobile. Our anti-theft vehicle ignition system comprising: (a) a control box; (b) a magnetic card reader; wherein the magnetic card reader reads a coded password from a magnetic card; (c) a touch screen; where the touch screen enables an end user to input a driver number; and (d) a central processing unit (the CPU). The CPU, which is wired to a vehicle ignition system, is preprogrammed to accept a driver number and a coded password that is stored on the magnetic card. When the proper driver number and coded password and entered, the CPU illuminates with an "Approved" signal on the touch screen and normal operation of the vehicle is enabled.

We plan to license our Patent to one or more third party licensees to develop, manufacture, and sell auto anti-theft device that incorporates a card swipe in order to operate the automobile. The product will be developed based on our Patent, in exchange for a one-time license fee and ongoing royalty payments based on sales.

Once we are successful in locating and entering into a contract with a third party to license a product based on our Patent and to develop a prototype, the device will be tested to confirm these results. However, until the Company’s third party licensee successfully develops a prototype and tests it, the Company cannot currently estimate the full extent of the benefits to be gained from this anti-theft device.

As soon as the company starts to raise equity, which we anticipate will be following the S-1 becoming effective, it will begin to use the raised proceeds to commence its marketing campaign to identify and come to terms with one or more third party licensees.

THIRD-PARTY MANUFACTURERS

We will rely on third party licensees to develop, manufacture, and market a product based on our Patent. We have identified the ideal third party partner to be a company that meets all or most of the following criteria: A) a car manufacturer or a company that has connections with car manufacturers that might be interested in incorporating our product design into the automobile prior to its initial sale; or B) a company that develops, designs and manufacturers security devices to prevent theft; C) a company that specializes in electronic security devices; D) a company that develops, manufacturers, and markets automobile accessories, particularly those with electronic or computerized components.

If our licensing agreements are not satisfactory, we may not be able to commercialize our Patent as planned. In addition, we may not be able to contract with third parties to manufacture our device in an economical manner. Furthermore, third-party manufacturers may not adequately perform their obligations, which may impair our competitive position. If a manufacturer fails to perform, we could experience significant time delays or we may be unable to commercialize our Patent.

INTELLECTUAL PROPERTY

On June 13, 2011, we signed a Patent Transfer and Sale Agreement with Orit Tsaban, in relation to a patented technology (U.S. Patent number: 7,589,434), wherein we purchased all rights, title and interest in, an improved anti-theft vehicle ignition system. The invention includes a control box that mounts to the dashboard and of which contains a magnetic card swipe, a touch screen, and a hinged lid. The control box requires a series of steps to be completed by the driver before the ignition system is unlocked and the vehicle able to be operated. As cited in Item 101 (h)(4)(vii) of Regulation S-K, the Patent was issued on September 15, 2009 and will expire on September 14, 2026. No other trademarks, licenses, franchises, concessions, royalty agreement s or labor contracts are in effect regarding this prospectus.

COMPETITION

The present invention, covered by patent number 7,589,434 is for an anti-theft vehicle ignition system for automobiles, featuring a control box that mounts to the dashboard and of which contains a magnetic card swipe, a touch screen, and a hinged lid. The control box requires a series of steps to be completed by the driver before the ignition system is unlocked and the vehicle able to be operated.

The Cheung Patent (U.S. Pat. No. 4,438,752) is for a vehicle ignition system security device that uses a code reader that reads a code inputted from a magnetic card or from a keyboard. However, unlike our patent, the vehicle ignition system of the Cheung Patent does not incorporate a touch screen and card swipe in a secure box having a lid so as to provide privacy while being used.

The Jeter Patent (U.S. Pat. No. 4,777,377) is for a vehicle anti-theft system that uses an ignition system that has a coded card reader. Again, the anti-theft system of the Jeter Patent does not incorporate a touch screen and card swipe in a secure box having a lid so as to provide privacy while unlocking the ignition system.

The Keating et al. Patent (U.S. Pat. No. 4,805,722) is for an anti-theft security system for a vehicle, which uses a card and card reading scanner to allow ignition of the vehicle. However, the anti-theft security system of the Keating Patent uses a different mechanism which controls a hood lock, fuel line shutoff switch, and the ignition system, as opposed to our Patent, which features a box with a lid that is mounted on the dash and contains a touch screen and card swipe and which controls the ignition system.

The Asada et al. Patent (U.S. Pat. No. 4,796,151) is for a vehicle ignition system that uses a card reader and key pad to facilitate activation of a vehicle. However, the card reader of the Asada Patent is not supplied on the dash in a box with a lid for privacy along with a touch screen.

The Kokubu Patent (U.S. Pat. No. 5,801,614) is for a vehicle ignition system which uses an IC card reading device to allow activation of the vehicle. However, the system does not provide a touch screen along with a card reader in a box that is mounted on the dash, where the box includes a lid that folds up to add privacy when entering the code via the touch screen.

The Reece Patent (U.S. Pat. No. 6,617,707) discloses an IC card reader and keypad, which are used for vehicle ignition. However, the card reader and keypad are not mounted in a box that includes a lid for privacy, and the keypad is not a touch screen that doubles as a display.

The Lum et al. Patent (U.S. Pat. No. Des. 487,088) illustrates a design for a keyboard with a card reader, which does not depict being used with a vehicle ignition system, and whereupon is mounted to the interior dash of said vehicle.

Safe Dynamics intends to license the technology to a third party to develop a working prototype and test the results of its use. However, until the Company enters into a third party licensing agreement, the Company cannot currently estimate the full extent of the benefits to be gained from our patented technology.

Patent, Trademark, License & Franchise Restrictions

Contractual Obligations & Concessions

As described above, we have entered into Patent Transfer and Sale Agreement for the technology on which our anti-theft vehicle ignition system for automobiles will be based. According to this agreement, we acquired full rights to all title, interests etc. related to the patented technology. Finally, we have received a patent (U.S. Patent Number: 7,589,434) recognizing our patent rights. As cited in Item 101 (h)(4)(vii) of Regulation S-K, the Patent was issued on September 15, 2009  and will expire on  September 14 , 2026. No other trademarks, licenses, franchises, concessions, royalty agreement s or labor contracts are in effect regarding this prospectus.

In addition, we are developing a website related to our Patent, which we intend to use to promote, advertise, and potentially market our invention to third party licensees. We intend to fully protect our invention with copyright and trade secrecy laws.

Employees

Other than our current Directors and officers, Yitzchak Eliezer Socolovsky and Akiva Shonfeld, we have no other full time or part-time employees. Our only employees, our Directors and officers, Yitzchak Eliezer Socolovsky and Akiva Shonfeld, are expected to work approximately five hours per week. We do not foresee any significant changes in the number of employees or consultants we will have over the next twelve months.

Transfer Agent

We have engaged Vstock Transfer LLC  as our stock transfer agent , which is  located at 150 West 46th Street 6th Floor NY , NY , 10036 , USA , 10036. Their telephone number is (212) 828-8436 and their fax number is (646) 536-3179. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

Existing or Probable Government Regulations

The Directors of Safe Dynamics do not have any experience with government regulations related to the area of anti-theft devices for automobiles. Our limited research has found that there the National Highway Traffic Safety Administration is responsible for setting and enforcing vehicle anti-theft regulations.

In 1984, the Motor Vehicle Theft Law Enforcement Act was created by the National Highway Traffic Safety Administration (NHTSA). It focused primarily on requiring car manufacturers to include vehicle identification numbers on cars and car parts for passenger vehicles in an attempt to lower instances of car theft. In subsequent amendments to this Act, the scope of those cars that must be labeled, as well as other requirements were added. According to NHTSA Report Number DOT HS 808 761 from 1998, passenger cars account for approximately 71% of those stolen. NHTSA regulations then stipulate that a vehicle line can be exempted from elements of the regulations if an antitheft device has been installed as standard equipment on the entire line. In Paragraph  33106 (a), an anti-theft device is defined by three major criteria: that the device be in addition to the theft-deterrent devices required by motor vehicle safety standard numbers 114 in section 571;.114 of title 49 of the Code of Federal Regulations; that the manufacturer believes the device will be effective in reducing or deterring thefts, and that it does not use a signaling device that is reserved for use by police, emergency, official vehicles or school buses.

The third party partners will be responsible for determining and fulfilling all necessary actions for the premarket approval application requirement stage, through the duration of the approval process, and all other stages, including registration and listing requirements, quality system regulation and manufacturing of the device, post-market reporting and record keeping requirements, import and export requirements and remedies for non-compliance, if any.

As the third parties licensing and / or manufacturing the patented technology will bear the responsibility of adhering to related Governmental and/or local regulations,  the Company believes that the possible related local and / or related Governmental Regulations does not have a direct impact on our Company, but may explicitly have an impact on any of the Companies that may license and / or manufacture the patented technology and these licensees and / or manufacturers  will have to bear and adhere to these regulations if and when applicable.  Therefore, since any third-party licensee for our technology may have the responsibility to comply with Governmental Regulations and Environmental laws (from federal, state or local entities), any royalty fees from any such licensees due to our Company  may be delayed or affected by such regulations.  These delays could have an impact on our revenues and could be substantial in duration and ultimately cause the third party licensee to not be able to pay any royalties whatsoever.

Research and Development

We have incurred minimal research and development activities. We do, however, have plans for one or more third party licensees to engage in  research and development activities relating to the development of a product based on our Patent during our first year of operation.

If we are able to raise funds in this offering, we will license to one or more third parties the right to engage in research and development concerning anti-theft vehicle ignition system for automobiles based on our Patent and to develop a prototype model. We have not yet entered into any agreements, negotiations, or discussions with any third parties with respect to such research and development activities. We do not intend to do so until we commence this offering. For a detailed description, see "Plan of Operation."

Description of Property

Our Principal executive offices are located at c/o Yitzchak Eliezer Socolovsky, 26 HaShlosha Street, Bnei Brak 51363, Israel. This location is the home of the President and Director and we have been allowed to operate out of such location at no cost to the Company. We believe that this space is adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities, or other form of property.

Management's Discussion

Analysis or Plan of Operation

You should read the following plan of operation together with our audited financial statements and related notes appearing elsewhere in this prospectus. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" on elsewhere in this prospectus.

Plan of Operation

We are a development stage company that has acquired the technology and received a patent for an anti-theft vehicle ignition system for automobiles.

Although we have not yet engaged a licensee to develop a fully operational prototype of the an anti-theft vehicle ignition system, we believe that it will take approximately 3-6  months to find the appropriate licensee .We intend for the design and development of a commercial product to be carried out by Licensees who are specialist contractors offering expertise in several relevant disciplines, including electronics, computer software, security and automotive experience to assist in the device design, operation, control, and automation and mechanics in manufacturing, as required.

We expect the design and product development to be divided into three individual stages:

a) Technical Concept/Definition (approximately two months)
b) Engineering Specification (approximately three months)
c) Engineering & Preparation for Production (approximately four months)
d) Production of the Prototype and testing (approximately three months) – Total (12 months)

Our ideal 3rd party partner will have experience in all phases of the development and manufacturing of anti-theft devices, the required programming and electronics involved, security requirements and testing processes. Though we anticipate the prototype and testing to be relatively simple for our third party licensee, we anticipate the various stages of development will take approximately 12 months, though we cannot commit, on behalf of our future licensing partner, to an exact estimate because it will depend, to some extent, on the amount of resources that will be applied by our third party licensee to each particular task. We estimate that our third party licensee would need approximately an additional four to six months to bring this product to market. Our objective is to license the manufacturing rights to a product based on our Patent and related technology to third party manufacturers who would then assume responsibility for marketing and sales.

TIME TABLE SUMMARY

Hence the time table from the Offering until the actual product to market (hence revenue recognition from royalties) is as follows ( APPROXIMATELY 2 YEARS )

To Identify Licensees -6 months – Cost $20,000 (From use of proceeds)
Product Development (By Licensee) 1 year – (All costs to be Bourne by Licensee)
Product to Market – 6 months  – (All costs to be Bourne by Licensee)

Depending on the relative success of this offering, we intend to use the funds realized from this offering to execute our plan of operation in accordance with the table in the Use of Proceeds section above.

If net proceeds of less than $53,500 are raised from this offering, we will attempt to raise additional capital through the private sale of our equity securities or borrowings from third party lenders. We have no commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to dramatically change our business plan, sell the Company or cease operations. We do not presently have any plans, arrangements, or agreement s to sell or merge our Company.

 Our auditors have issued an opinion on our financial statements which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills and meet our other financial obligations. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing the product. Accordingly, we must raise capital from sources other than the actual sale of the product. We must raise capital to implement our project and stay in business. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last at least twelve months.

General Working Capital

We may be wrong in our estimates of funds required in order to proceed with executing our general business plan described herein. Should we need additional funds, we would attempt to raise these funds through additional private placements or by the issuance of convertible debt by the company as it starts to plan for seeking further financing through the placing of equity and/or debt securities in Q1 2012. The company currently has no arrangements with any entities with regard to this debt. We do not have any arrangements with potential investors or lenders to provide such funds and there is no assurance that such additional financing will be available when required in order to proceed with the business plan or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If we are unsuccessful in securing the additional capital needed to continue operations within the time required, we may not be in a position to continue operations.

We can offer no assurance that we will raise any funds in this offering. As disclosed above, we have no revenues and, as such, if we do not raise net proceeds of at least $53,500 from our offering we will not have sufficient funds to fully implement our plan to market our technology to third party licensees. If we are unable to raise net proceeds of at least $53,500, we may attempt to sell the Company or file for bankruptcy since we will not have sufficient funds to cover all of our projected liabilities and operating costs over the next 12 months. We do not have any current intentions, negotiations, or arrangements to merge or sell the Company.

The Company has at September 30, 2011 total liabilities of approximately $47,443 (including $19,650 of Director loans and $20,000 of accrued offering costs ( to be paid from the gross proceeds of the offering ))  and will need to seek additional funds in addition to the proceeds from this offering through equity financing to fully satisfy the additional funds owed to the Directors.

We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity.  We may need additional funds. In this case, we would attempt to raise these funds through additional private placements or by the issuance of convertible debt by the company as it starts to plan for seeking further financing through the placing of equity and/or debt securities. The company currently has no arrangements with any entities with regard to this debt. We do not have any arrangements with potential investors or lenders to provide such funds and there is no assurance that such additional financing will be available when required in order to proceed with the business plan or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If we are unsuccessful in securing additional capital needed to continue operations within the time required, we may not be in a position to continue operations.

Our Officers and Directors are not drawing salaries and will not draw salaries until the Company has sufficient funds from net income generated to pay their salaries. The Directors will not also draw salaries prior to other employees who have drawn salaries from the related net income when income is generated and the salaries compensation amounts to be drawn will be limited and be determined in relation to and as in the course of ordinary business activities.

Quantitative and Qualitative Disclosures about Market Risk.

Management does not believe that we face any material market risk exposure with respect to derivative or other financial instruments or otherwise.

Analysis of Financial Condition and Results of Operations

The Company has had limited operations since its inception and limited funds. Since our business was formed, we have incurred the following business expenses: incorporation fees, purchase of the patent, legal and accounting fees, S-1 preparation and filing fees and transfer agent fees. The Company plans to raise equity from this offering and through additional private placements or by the issuance of convertible debt. There are currently no arrangements in place of any form of financing, however the Company is not aware of any uncertainties and or other events that will preclude the Company from raising equity in the normal manner of its business conducts. The Company has no commitments for capital expenditures and is not aware of any material trends that will have a favorable and / or unfavorable outcome on the Company seeking in the future equity financing. The Company has limited operations and is not aware of any trends or uncertainties that will have an impact on the Company’s future operations.  The Company has no off balance sheet arrangements. The Company has no contractual obligations, long term debt, capital leases, operating leases, purchase obligations at this time other than its current liabilities in the amount of $47,443 reflected in the Financial Statements as at September 30, 2011.

Other

Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements.

Recently Issued Accounting Pronouncements

In April 2010, the FASB issued ASU No. 2010-17, Revenue Recognition—Milestone Method (ASU 2010-017). ASU 2010-017 provides guidance in applying the milestone method of revenue recognition to research or development arrangements. This guidance concludes that the milestone method is a valid application of the proportional performance model when applied to research or development arrangements. Accordingly, an entity can make an accounting policy election to recognize a payment that is contingent upon the achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance is effective for fiscal years, and interim periods within those years, beginning on or after May 11, 2011. The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

In February 2010, the FASB issued amended guidance on subsequent events. Under this amended guidance, SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately and the Company adopted these new requirements upon issuance of this guidance.

In January 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-06, Fair Value Measurements and Disclosures (Topic 820)—Improving Disclosures about Fair Value Measurements (ASU No. 2010-06). ASU No. 2010-06 requires: (1) fair value disclosures of assets and liabilities by class; (2) disclosures about significant transfers in and out of Levels 1 and 2 on the fair value hierarchy, in addition to Level 3; (3) purchases, sales, issuances, and settlements be disclosed on gross basis on the reconciliation of beginning and ending balances of Level 3 assets and liabilities; and (4) disclosures about valuation methods and inputs used to measure the fair value of Level 2 assets and liabilities. ASU No. 2010-06 becomes effective for the first financial reporting period beginning after December 15, 2009, except for disclosures about purchases, sales, issuances, and settlements of Level 3 assets and liabilities which will be effective for fiscal years beginning after December 15, 2010. The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

In October 2009, the FASB issued ASU No. 2009-13, Revenue Recognition (Topic 605)—Multiple-Deliverable Revenue Arrangements: a consensus of the FASB Emerging Issues Task Force(ASU 2009-13). ASU 2009-13 establishes a selling-price hierarchy for determining the selling price of each element within a multiple-deliverable arrangement. Specifically, the selling price assigned to each deliverable is to be based on vendor-specific objective evidence (VSOE) if available, third-party evidence, if VSOE is unavailable, and estimated selling prices if neither VSOE or third-party evidence is available. In addition, ASU 2009-13 eliminates the residual method of allocating arrangement consideration and instead requires allocation using the relative selling price method. ASU 2009-13 will be effective prospectively for multiple-deliverable revenue arrangements entered into, or materially modified, in fiscal years beginning on or after May 11, 2011 The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

In August 2009, the FASB issued ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820)—Measuring Liabilities at Fair Value (ASU 2009-05). ASU 2009-05 provides guidance in measuring the fair value of a liability when a quoted price in an active market does not exist for an identical liability or when a liability is subject to restrictions on its transfer. ASU 2009-15 was effective for the Company beginning with the quarter ended December 31, 2009. The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Inflation

The amounts presented in the financial statements do not provide for the effect of inflation on the Company’s operations or its financial position. Amounts shown for machinery, equipment, and leasehold improvements and for costs and expenses reflect historical cost and do not necessarily represent replacement cost. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

Market for Common Equity

Related Stockholder Matters

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority, FINRA for our common stock to eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Security Holders

As of December 13 , 2011 ,  there were 3,000,000 shares of common stock issued and outstanding, which were held by two stockholders of record.

Dividend Policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

Securities Authorized Under Equity Compensation Plans

We have no equity compensation plans.

Directors, Executive Officers, Promoters

Control Persons

Directors and Executive Officers

The following table sets forth certain information regarding the members of our Board of Directors and our executive officers as of December 13 , 2011

Name	Age	Positions and Offices Held

Yitzchak Eliezer Socolovsky	26	President and Director

Akiva Shonfeld	24	Secretary, Director and Principal Accounting and Financial Officer

Our Directors hold office until the next annual meeting of our stockholders or until their successors are duly elected and qualified. Set forth below is a summary description of the principal occupation and business experience of each of our Directors and executive officers for at least the last five years.

Yitzchak Eliezer Socolovsky has been our President and Director since the Company's inception on May 11, 2011.

Mr Socolovsky studied Biblical Hebrew and Jewish law Science in the famous Talmudic academic institution called Hebron , in Jerusalem Israel , from January 2003 until July 2006 . Subsequently from August 2006 he continued todate his career at Y.NOF Ltd , an International Marketing Co of Hebrew Educational Literature whereby he currently oversees and manages a Branch in Bet Shemesh , Israel . His duties includes the overseeing of, Customer Billing , Support, Inventory Control , internal and external management reporting , and overseeing personnel.

The ability to manage both individuals and departments is the reason why Mr. Socolovsky was chosen as President and Director of our Company. The Company believes that his impressive background will help the Company through its development stage and finally and sales stages. As President and Director of the Company, Mr. Socolovsky is responsible for overseeing the business aspects of the operation of the Company related to determining the Company’s direction, personnel or consulting options, and overall management of funds and tasks.

Akiva Shonfeld  has been our Secretary,  Director and Principal Accounting and Financial Officer since the Company's inception on May 11, 2011.

Mr. Shonfeld studied Judaic Studies and Jewish History and Science in the academic institution Sharei Yosher, Jerusalem, Israel  from, August 2005 until October  2007. Subsequently from November 2007 he then continued his career at Y. POZEN INTERNATIONAL LIMITED, an International Publishing Co based out of Jerusalem. He started off his career in the Co as a clerk in customer account relations and has advanced to and continues to oversee customer account management and customer support.

The ability to see a project from start to completion, including phased management, goal planning, and monitoring are key factors in Mr. Shonfeld’s success and the reason why he was selected for his position with Safe Dynamics.  The Company believes that his impressive background and experience will help the Company manage and control its accounting and finance controls and reporting obligations as well as assisting the Company through its development stage and further growth accordingly.  Mr. Shonfeld, as Secretary, Director, and Principal Accounting and Financial Officer is responsible for overseeing the finances of the Company, determining spending and budgeting issues with the other Directors/Officers of  the Company to ensure fiscal responsibility.

There are no familial relationships among any of our Directors or officers. None of our Directors or officers is or has been a Director or has held any form of directorship in any other U.S. reporting companies except as mentioned above. None of our Directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s Officers or Directors, or any associate of any such officer or Director, is a party that are adverse to the Company. We are also not aware of any material interest of any of our officers or directors that is adverse to our own interests.

Each Director of the Company serves for a term of one year or until the successor is elected at the Company's annual stockholders' meeting and is qualified, subject to removal by the Company's stockholders. Each Officer serves, at the pleasure of the Board of Directors, for a term of one year and until the successor is elected at the annual meeting of the Board of Directors and is qualified.

Audit Committee and Financial Expert

We do not have an audit committee or an audit committee financial expert. Our corporate financial affairs are simple at this stage of development and each financial transaction can be viewed by any officer or Director at will.

Code of Ethics

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers; however, the Company plans to implement such a code in the first quarter of 2012.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our Executives or Directors.

Involvement in Certain Legal Proceedings

We are not aware of any material legal proceedings that have occurred within the past five years concerning any Director, Director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

Executive Compensation

We have not paid, nor do we owe, any compensation to our executive officer. We have not paid any compensation to our Officers since our inception.

We have no employment agreement s with any of our executive officers or employees.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year (1)	Salary	Bonus	Stock Awards	Option Awards	NonEquity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Yitzchak Eliezer Socolovsky
President and Director	2010	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Akiva Shonfeld
Secretary and Director and Principal Accounting and Financial Officer	2010	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

(1)   We were incorporated on May 11, 2011.

Option/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any Director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or Directors since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreement s regarding future payouts under non-stock price-based plans have been made to any Executive Officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreement s have been granted or entered into or exercised by our officer or Director or employees or consultants since we were founded.

Compensation of Directors

There are no arrangements pursuant to which our Director is or will be compensated in the future for any services provided as a Director.

Employment Contracts, Termination of Employment

Change-in-control Arrangements

There are currently no employment agreement s or other contracts or arrangements with our Officers or Directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our Officers, Directors or Consultants that would result from the resignation, retirement or any other termination of any of our Directors, officers or consultants. There are no arrangements for our Directors, Officers, Employees or Consultants that would result from a change-in-control.

Certain Relationships and Related Transactions

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which our Director, executive officer, stockholders or any member of the immediate family of the foregoing had or is to have a direct or indirect material interest.

On May 30, 2011, we subscribed 1,500,000 shares of our common stock to Mr. Yitzchak Eliezer Socolovsky, our President and Director, for a payment of $150. As of December 13 , 2011  this amount has been paid in cash. This amount was paid subsequent to June 30 2011. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On May 30 , 2011, we subscribed 1,500,000 shares of our common stock to Mr. Akiva Shonfeld, our Secretary and Director and Principal Financial Officer, for a payment of $150. As of December 13 , 2011  this amount has been paid in cash. This amount was paid subsequent to June 30 2011 . We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

As of September 30 , 2011, loans from our two Directors and officers (Mr. Yitzchak Eliezer Socolovsky and Mr. Akiva Shonfeld) made in cash amounted to $19,650 and represented working capital advances equally paid  from each of the  directors who are also stockholders of the Company ($9,825 from each Director). The loans were provided by each directors as follows: on May 15, 2011 ($8,750) and on August 1, 2011 ($1,045).  The loans are unsecured, non-interest bearing, and due on demand. No formal written agreement regarding the loans was signed, however it is documented in the accounting records of the Company.

Director Independence

According to Item 407 (a)(1)(ii), we are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent Directors.” We do not believe that any of our directors currently meets the definition of “independent” as promulgated by the rules and regulations of NASDAQ.

Security Ownership of Certain Beneficial Owners and Management

(i) The following table sets forth certain information concerning the ownership of the Common Stock by (a) each person who, to the best of our knowledge, beneficially owned on that date more than 5% of our outstanding common stock, (b) each of our Directors and executive officers and (c) all current Directors and executive officers as a group. The following table is based upon an aggregate of 3,000,000 shares of our common stock outstanding as of December 13 , 2011.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned or Right to Direct Vote (1)	Percent of Common Stock Beneficially Owned or Right to Direct Vote (1)

Yitzchak Eliezer Socolovsky, 26 HaShlosha Street Bnei Brak 51363, Israel	1,500,000	50%

Akiva Shonfeld, 4 Parnas Street Jerusalem, Israel	1,500,000	50%

All stockholders, and / or Directors and / or executive officers as a group (Two persons)	3,000,000	100%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of common stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of common stock owned by such person.

Legal Proceedings

There are no pending legal proceedings to which the Company or any Director, officer or affiliate of the Company, any owner of record or beneficial holder of more than 5% of any class of voting securities of the Company, or security holder is a party that is adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

Description of Securities

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

Our Common Stock

We are authorized to issue 200,000,000 shares of our Common Stock, $0.0001 par value, of which, as of December 13, 2011 3,000,000 shares are issued and outstanding. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

As of the date of this prospectus, there are two (2) stockholders of record holding a total of 3,000,000 shares of our common stock.  All of our issued shares of common stock are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act.  Currently all of these Restricted Securities, including the 3,000,000 shares are held by our “affiliates”, as such term is defined in Rule 144 are subject to the limitations of Rule 144i, and as such may only be sold after one year from the date the Company is no longer covered under Rule 144i, and is not defined as a “shell” and falls under that subsection.  Once the Company is no longer subject to Rule 144i, and subsequently issued restricted securities are eligible for sale under Rule 144, which generally requires shares to be held for e period of six months, as long as the Company is current in any reporting requirements.

As long as the Company is a non-reporting issuer, the shares may be sold in the public market by affiliates commencing one year after their acquisition, subject to the availability of current public information, volume restrictions, and certain restrictions on the manner of sale. If the Company becomes a reporting issuer, the holding period is reduced to six months, but the other restrictions remain in place. Since we have not commenced operations and we have nominal operations and nominal non-cash assets, we are considered an issuer with no or nominal operations and no or nominal non-cash assets, and Rule 144(i) applies to us. Therefore, our stockholders holding unregistered shares will be unable to use Rule 144 to resell their stock until at least 12 months after we have operations and more than nominal assets.

Our Preferred Stock

We are not authorized to issue shares of preferred stock.

Plan of Distribution

We are offering for sale a maximum of 2,500,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $0.03 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.03 per share. If all 2,500,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold.

Our offering price of $0.03 per share was arbitrarily decided upon by our management and is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth, or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Such offering price was not based on the price of the issuance to our founders. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with FINRA Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the FINRA regarding our Form 211 application.

There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

We intend to sell the shares in this offering through Mr. Akiva Shonfeld, and/or Mr. Yitzchak Eliezer Socolovsky who are officers and Directors of the Company. They will receive no commission from the sale of any shares. They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. As Mr. Shonfeld and Mr. Socolovsky are Israeli citizens and do not reside in the US, and since our operations are in Israel, they intend to offer the shares in this offering outside the United States to non-US investors. . Should they be unsuccessful in selling all of the shares in this offering to foreign investors, they may seek to sell these shares in the United States.   Should they choose to attempt to sell shares in the United States, they are aware that this will present challenges and they may not be successful.  These challenges include, but may not be limited to, having to manage offices, directors, and officers in a foreign country, in this case, Israel, while being incorporated and being subject to all the relevant laws and rules of the United States.

The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perforMr., or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Neither Akiva Shonfeld nor Yitzchak Eliezer Socolovsky are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be our officers at the end of the offering and have not been during the last twelve months and are currently not a broker/dealer or associated with a broker/dealer. They have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

We will not utilize the Internet to advertise our offering.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us if we have not been able to raise the money by the end of the initial period. We will not accept any money until this registration statement is declared effective by the SEC. After investors execute and deliver the subscription agreement with funds, and we have accepted their subscriptions, they will be entitled to their shares and become registered shareholders with all the rights and privileges that entails.

PROCEDURES FOR SUBSCRIBING

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1. execute and deliver a subscription agreement
2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Safe Dynamics Corp."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by us to the subscriber within 3 business days of our having received the monies, without interest or deductions.

Underwriters

We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this S-1 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

Changes In and Disagreements with Accountants On Accounting And Financial Disclosure

Weinberg and Baer, LLC. is our registered independent auditor. There have not been any changes in or disagreement s with our auditors on accounting and financial disclosure or any other matter.

Indemnification for Securities Act Liabilities

Our Bylaws in Article 12 provide that to the fullest extent permitted by Delaware law the Company shall indemnify our Directors and officers against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation.

The indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.  We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as Directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Legal Matters

The legal opinion rendered by John A, Cacchioli Esq. regarding the common stock of Safe Dynamics Corp. registered on Form S-1 is as set forth in their opinion letter included in this prospectus.

Experts

Our financial statements as of June 30 ,2011 , and for the period then ended and cumulative from inception (May 11, 2011), appearing in this prospectus and registration statement have been audited by Weinberg and Baer, LLC., an independent registered Public Accounting Firm, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

Available Information

We have filed with the SEC a registration statement on Form S-1, including exhibits, schedules and amendments filed with the registration statement, under the Securities Act with respect to the shares of common stock being offered. This prospectus does not contain all of the information described in the registration statement and the related exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC.   A copy of the registration statement and the related exhibits, schedules and amendments may be inspected without charge at the public reference facilities maintained by the SEC in Washington D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from these offices upon the payment of the fees prescribed by the SEC.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Reports to Security Holders

We will make available to securities holders an annual report, including audited financials, on Form 10-K. While we intend to become a “reporting issuer” under Section 12 of the Securities Exchange Act of 1934 by promptly filing a Form 8-A after this registration statement becomes effective, we are not currently a reporting company.  Nevertheless, upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, such as quarterly reports on Form 10-Q and current reports on Form 8-K.

SAFE DYNAMICS CORP.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS
JUNE 30, 2011

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of Safe Dynamics Corp.:

We have audited the accompanying balance sheet of Safe Dynamics Corp. (a Delaware corporation in the development stage) as of June 30, 2011, and the related statements of operations, stockholders’ equity, and cash flows for the periods ended June 30, 2011, and from inception (May 11, 2011) through June 30, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Safe Dynamics Corp. as of June 30, 2011, and the results of its operations and its cash flows for the period ended June 30, 2011, and from inception (May 11, 2011) through June 30, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of June 30, 2011, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,
Weinberg & Baer LLC
Baltimore, Maryland
August 4, 2011

SAFE DYNAMICS CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF JUNE 30, 2011

ASSETS
As of
June 30,
2011

Current Assets:
Deferred offering costs	$20,000

Total current assets	20,000

Total Assets	$20,000

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Accounts payable and accrued liabilities	$22,480
Loans from related parties - Directors and stockholders	17,500

Total current liabilities	39,980

Total liabilities	39,980

Commitments and Contingencies

Stockholders' (Deficit):
Common stock, par value $.0001 per share, 200,000,000 shares
authorized; 3,000,000 shares issued and outstanding	300
Stock subscription receivable	(300)
(Deficit) accumulated during the development stage	(19,980)

Total stockholders' (deficit)	(19,980)

Total Liabilities and Stockholders' (Deficit)	$20,000

The accompanying notes to financial statements
are an integral part of these financial statements.

SAFE DYNAMICS CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE PERIOD ENDED JUNE 30, 2011
AND CUMULATIVE FROM INCEPTION (MAY 11, 2011)

	May 11, 2011	Cumulative
	to	From
	June 30, 2011	Inception

Revenues	$-	$-

Expenses:
Patent	15,000	15,000
Professional fees	4,980	4,980

Total expenses	19,980	19,980

(Loss) from Operations	(19,980)	(19,980)

Other Income (Expense)	-	-

Provision for income taxes	-	-

Net (Loss)	$(19,980)	$(19,980)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.01)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	1,882,353

The accompanying notes to financial statements are
an integral part of these financial statements.

SAFE DYNAMICS CORP.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (MAY 11, 2011)
THROUGH JUNE 30, 2011

				(Deficit)
				Accumulated
			Stock	During the
	Common stock		Subscription	Development
	Shares	Amount	Receivable	Stage	Totals

Balance - at inception	-	$-	$-	$-	$-

Common stock issued for cash ($0.0001 per share)	3,000,000	300	(300)	-	-

Net (loss) for the period	-	-	-	(19,980)	(19,980)

Balance - July 31, 2010	3,000,000	$300	$(300)	$(19,980)	$(19,980)

The accompanying notes to financial statements are
an integral part of these financial statements.

SAFE DYNAMICS CORP.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD ENDED JUNE 30, 2011
AND CUMULATIVE FROM INCEPTION (MAY 11, 2011)

	May 11, 2011	Cumulative
	to	From
	June 30, 2011	Inception

Operating Activities:
Net (loss)	$(19,980)	$(19,980)
Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Changes in net assets and liabilities-
Deferred offering costs	(20,000)	(20,000)
Accounts payable and accrued liabilities	22,480	22,480

Net Cash Used in Operating Activities	(17,500)	(17,500)

Investing Activities:	-	-

Net Cash Used in Investing Activities	-	-

Financing Activities:
Proceeds from related party loans	17,500	17,500

Net Cash Provided by Financing Activities	17,500	17,500

Net (Decrease) Increase in Cash	-	-

Cash - Beginning of Period	-	-

Cash - End of Period	$-	$-

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes to financial statements are
an integral part of these financial statements.

SAFE DYNAMICS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

(1)  Summary of Significant Accounting Policies

Basis of Presentation and Organization

Safe Dynamics corp. (the “Company”) is a Delaware corporation in the development stage and has not commenced operations. The Company was incorporated under the laws of the State of Delaware on May 11, 2011. The business plan of the Company is to seek third party entities interested in licensing the rights to manufacture and market the patent design of an “Auto anti-theft device”. The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended June 30, 2011.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of June 30, 2011, the carrying value of accrued liabilities, and loans from directors and stockholders approximated fair value due to the short-term nature and maturity of these instruments.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the period ended June 30, 2011, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are expensed as incurred.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of June 30, 2011, and expenses for the period ended June 30, 2011, and cumulative from inception. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

Recent Accounting Pronouncements

In April 2010, the FASB issued ASU No. 2010-17, Revenue Recognition—Milestone Method (ASU 2010-017). ASU 2010-017 provides guidance in applying the milestone method of revenue recognition to research or development arrangements. This guidance concludes that the milestone method is a valid application of the proportional performance model when applied to research or development arrangements. Accordingly, an entity can make an accounting policy election to recognize a payment that is contingent upon the achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance is effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The adoption of this accounting standard is not expected to impact the Company's financial position or results of operations.

In February 2010, the FASB issued amended guidance on subsequent events. Under this amended guidance, SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately.

In January 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-06, Fair Value Measurements and Disclosures (Topic 820)—Improving Disclosures about Fair Value Measurements (ASU No. 2010-06). ASU No. 2010-06 requires: (1) fair value disclosures of assets and liabilities by class; (2) disclosures about significant transfers in and out of Levels 1 and 2 on the fair value hierarchy, in addition to Level 3; (3) purchases, sales, issuances, and settlements be disclosed on gross basis on the reconciliation of beginning and ending balances of Level 3 assets and liabilities; and (4) disclosures about valuation methods and inputs used to measure the fair value of Level 2 assets and liabilities. ASU No. 2010-06 becomes effective for the first financial reporting period beginning after December 15, 2009, except for disclosures about purchases, sales, issuances, and settlements of Level 3 assets and liabilities which will be effective for fiscal years beginning after December 15, 2010. The adoption of ASU No. 2010-06 had no impact on the Company's financial statements.

In October 2009, the FASB issued ASU No. 2009-13, Revenue Recognition (Topic 605)—Multiple-Deliverable Revenue Arrangements: a consensus of the FASB Emerging Issues Task Force (ASU 2009-13). ASU 2009-13 establishes a selling-price hierarchy for determining the selling price of each element within a multiple-deliverable arrangement. Specifically, the selling price assigned to each deliverable is to be based on vendor-specific objective evidence (VSOE) if available, third-party evidence, if VSOE is unavailable, and estimated selling prices if neither VSOE or third-party evidence is available. In addition, ASU 2009-13 eliminates the residual method of allocating arrangement consideration and instead requires allocation using the relative selling price method. ASU 2009-13 will be effective prospectively for multiple-deliverable revenue arrangements entered into, or materially modified, in fiscal years beginning on or after June 15, 2010 The adoption of ASU No. 2009-13 had no impact on the Company's financial statements.

In August 2009, the FASB issued ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820)—Measuring Liabilities at Fair Value (ASU 2009-05). ASU 2009-05 provides guidance in measuring the fair value of a liability when a quoted price in an active market does not exist for an identical liability or when a liability is subject to restrictions on its transfer. ASU 2009-15 was effective for the Company beginning with the quarter ended December 31, 2009. The adoption of ASU 2009-05 had no impact on the Company's financial statements.

(2)  Development Stage Activities and Going Concern

The Company is currently in the development stage, and has limited operations. The business plan of the Company is to seek third party entities interested in licensing the rights to manufacture and market the patent design of an “Auto anti-theft device”.

On May 11, 2011, the Company entered into a Patent Transfer and Sale Agreement whereby the Company acquired all of the rights, title and interest in the patent known as the “Auto anti-theft device” for consideration of $15,000. The United States Patent number is 7,589,434.

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 2,500,000 shares of newly issued common stock at an offering price of $0.03 per share for proceeds of up to $75,000. As of June 30, 2010, the Company accrued $20,000 of deferred offering costs for legal and auditing related to this capital formation activity.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of June 30, 2011, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)  Patent

On May 11, 2011, the Company entered into a Patent Transfer and Sale Agreement whereby the Company acquired all of the rights, title and interest in the patent known as the “Auto anti-theft device” for consideration of $15,000. The United States Patent number is 7,589,434. Under the terms of the Patent Transfer and Sale Agreement, the Company was assigned rights to the patent free of any liens, claims, royalties, licenses, security interests or other encumbrances. The cost of obtaining the patent was expensed.

(4)  Loans from Related Parties - Directors and Stockholders

As of June 30, 2011, loans from related parties amounted to $17,500 and represented working capital advances from Directors who are also stockholders of the Company. The loans are unsecured, non-interest bearing, and due on demand.

(5)  Common Stock

On May 30, 2011, the Company issued 3,000,000 shares of its common stock to individuals who are Directors and officers of the company for $300. As of June 30, 2011 the $300 is receivable.

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 2,500,000 shares of newly issued common stock at an offering price of $0.03 per share for proceeds of up to $75,000. As of June 30, 2010, the Company accrued $20,000 of deferred offering costs for legal and auditing related to this capital formation activity.

(6)  Income Taxes

The provision (benefit) for income taxes for the period ended June 30, 2011, was as follows (assuming a 23% effective tax rate):

Current Tax Provision:
Federal-
Taxable income	$-

Total current tax provision	$-

Deferred Tax Provision:
Federal-
Loss carryforwards	$4,595
Non-deductible patent expense	(3,412)
Change in valuation allowance	(1,184)

Total deferred tax provision	$-

The Company had deferred income tax assets as of June 30, 2011, as follows:

Loss carryforwards	$1,184
Less - Valuation allowance	(1,184)

Total net deferred tax assets	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the period ended June 30, 2011, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of June 30, 2011, the Company had approximately $5,000 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire by the year 2031.

The Company did not identify any material uncertain tax positions on tax returns that will be filed.  The Company did not recognize any interest or penalties for unrecognized tax benefits.

The Company will file income tax returns in the United States. All tax years are closed by expiration of the statute of limitations.

(7)  Related Party Transactions

As described in Note 4, as of June 30, 2011, the Company owed $17,500 to Directors, officers, and principal stockholders of the Company for working capital loans.

As described in Note 5, on May 30, 2011, the Company issued 3,000,000 shares of its common stock to Directors and officers for $300 receivable.

(8)  Subsequent Events

Subsequent events have been evaluated through August 4, 2011, which is the date these financial statements were available to be issued.

SAFE DYNAMICS CORP.
(A DEVELOPMENT STAGE COMPANY)
INDEX TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011

Financial Statements-

Balance Sheet as of September 30, 2011	F-2

Statements of Operations for the Three and Nine Months Ended
September 30, 2011, and Cumulative from Inception	F-3

Statement of Changes in Stockholders’ Equity for the Period from Inception
Through September 30, 2011	F-4

Statements of Cash Flows for the Nine Months Ended September 30, 2011, and
Cumulative from Inception	F-5

Notes to Financial Statements	F-6

SAFE DYNAMICS CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF SEPTEMBER 30, 2011
(Unaudited)
ASSETS
As of
September 30,
2011

Current Assets:
Cash and cash equivalent	$300
Deferred offering costs	20,000

Total current assets	20,300

Total Assets	$20,300

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Accounts payable and accrued liabilities	$27,793
Loans from related parties - Directors and stockholders	19,650

Total current liabilities	47,443

Total liabilities	47,443

Commitments and Contingencies

Stockholders' (Deficit):
Common stock, par value $.0001 per share, 200,000,000 shares
authorized; 3,000,000 shares issued and outstanding	300
(Deficit) accumulated during the development stage	(27,443)

Total stockholders' (deficit)	(27,143)

Total Liabilities and Stockholders' (Deficit)	$20,300

The accompanying notes to financial statements are
an integral part of these financial statements.

F-2

SAFE DYNAMICS CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011
AND CUMULATIVE FROM INCEPTION (MAY 11, 2011)
(Unaudited)

	Three months Ended	Nine months Ended	Cumulative
	September 30,	September 30,	From
	2011	2011	Inception

Revenues	$-	$-	$-

Expenses:
Filig fees	1,313	1,313	1,313
Patent	-	15,000	15,000
Professional fees	6,150	11,130	11,130

Total expenses	7,463	27,443	27,443

(Loss) from Operations	(7,463)	(27,443)	(27,443)

Other Income (Expense)	-	-	-

Provision for income taxes	-	-	-

Net (Loss)	$(7,463)	$(27,443)	$(27,443)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.00)	$(0.01)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	3,000,000	2,601,399

The accompanying notes to financial statements are
an integral part of these financial statements.

F-3

SAFE DYNAMICS CORP.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (MAY 11, 2011)
THROUGH SEPTEMBER 30, 2011
(Unaudited)

			(Deficit)
			Accumulated
			During the
	Common stock		Development
	Shares	Amount	Stage	Totals

Balance - at inception	-	$-	$-	$-

Common stock issued for cash ($0.0001 per share)	3,000,000	300	-	300

Net (loss) for the period	-	-	(27,443)	(27,443)

Balance - September 31, 2010	3,000,000	$300	(27,443)	$(27,413)

The accompanying notes to financial statements are
an integral part of these financial statements.

F-4

SAFE DYNAMICS CORP.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011
AND CUMULATIVE FROM INCEPTION (MAY 11, 2011)
(Unaudited)

	Nine Months Ended	Cumulative
	September 30,	From
	2011	Inception

Operating Activities:
Net (loss)	$(27,443)	$(27,443)
Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Changes in net assets and liabilities-
Deferred offering costs	(20,000)	(20,000)
Accounts payable and accrued liabilities	27,793	27,793

Net Cash Used in Operating Activities	(19,650)	(19,650)

Investing Activities:	-	-

Net Cash Used in Investing Activities	-	-

Financing Activities:
Proceeds from stock issued	300	300
Proceeds from related party loans	19,650	19,650

Net Cash Provided by Financing Activities	19,950	19,950

Net (Decrease) Increase in Cash	300	300

Cash - Beginning of Period	-	-

Cash - End of Period	$300	$300

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes to financial statements are
an integral part of these financial statements.

F-5

SAFE DYNAMICS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

(1)  Summary of Significant Accounting Policies

Basis of Presentation and Organization

Safe Dynamics corp. (the “Company”) is a Delaware corporation in the development stage and has not commenced operations. The Company was incorporated under the laws of the State of Delaware on May 11, 2011. The business plan of the Company is to seek third party entities interested in licensing the rights to manufacture and market the patent design of an “Auto anti-theft device”. The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended September 30, 2011.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of September 30, 2011, the carrying value of accrued liabilities, and loans from directors and stockholders approximated fair value due to the short-term nature and maturity of these instruments.

F-6

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the period ended September 30, 2011, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are expensed as incurred.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of September 30, 2011, and expenses for the period ended September 30, 2011, and cumulative from inception. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU 2011-04, "Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards ("IFRSs")." Under ASU 2011-04, the guidance amends certain accounting and disclosure requirements related to fair value measurements to ensure that fair value has the same meaning in U.S. GAAP and in IFRS and that their respective fair value measurement and disclosure requirements are the same. ASU 2011-04 is effective for public entities during interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. The Company does not believe that the adoption of ASU 2011-04 will have a material impact on the Company's results of operation and financial condition.

In June 2011, the FASB issued ASU No. 2011-05, "Comprehensive Income (ASC Topic 220): Presentation of Comprehensive Income," ("ASU 2011-05") which amends current comprehensive income guidance. This accounting update eliminates the option to present the components of other comprehensive income as part of the statement of shareholders' equity. Instead, comprehensive income must be reported in either a single continuous statement of comprehensive income which contains two sections, net income and other comprehensive income, or in two separate but consecutive statements. ASU 2011-05 will be effective for public companies during the interim and annual periods beginning after Dec. 15, 2011 with early adoption permitted. The Company does not believe that the adoption of ASU 2011-05 will have a material impact on the Company's results of operation and financial condition.

F-7

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries.  None of the updates are expected to a have a material impact on the Company's financial position, results of operations or cash flows.

(2)  Development Stage Activities and Going Concern

The Company is currently in the development stage, and has limited operations. The business plan of the Company is to seek third party entities interested in licensing the rights to manufacture and market the patent design of an “Auto anti-theft device”.

On May 11, 2011, the Company entered into a Patent Transfer and Sale Agreement whereby the Company acquired all of the rights, title and interest in the patent known as the “Auto anti-theft device” for consideration of $15,000. The United States Patent number is 7,589,434.

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 2,500,000 shares of newly issued common stock at an offering price of $0.03 per share for proceeds of up to $75,000. As of September 30, 2010, the Company accrued $20,000 of deferred offering costs for legal and auditing related to this capital formation activity.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of September 30, 2011, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)  Patent

On May 11, 2011, the Company entered into a Patent Transfer and Sale Agreement whereby the Company acquired all of the rights, title and interest in the patent known as the “Auto anti-theft device” for consideration of $15,000. The United States Patent number is 7,589,434. Under the terms of the Patent Transfer and Sale Agreement, the Company was assigned rights to the patent free of any liens, claims, royalties, licenses, security interests or other encumbrances. The cost of obtaining the patent was expensed.

(4)  Loans from Related Parties - Directors and Stockholders

As of September 30, 2011, loans from related parties amounted to $19,650 and represented working capital advances from Directors who are also stockholders of the Company. The loans are unsecured, non-interest bearing, and due on demand.

(5)  Common Stock

On May 30, 2011, the Company issued 3,000,000 shares of its common stock to individuals who are Directors and officers of the company for $300.

F-8

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 2,500,000 shares of newly issued common stock at an offering price of $0.03 per share for proceeds of up to $75,000. As of September 30, 2010, the Company accrued $20,000 of deferred offering costs for legal and auditing related to this capital formation activity.

(6)  Income Taxes

The provision (benefit) for income taxes for the period ended September 30, 2011, was as follows (assuming a 23% effective tax rate):

Current Tax Provision:
Federal-
Taxable income	$-

Total current tax provision	$-

Deferred Tax Provision:
Federal-
Loss carryforwards	$6,312
Non-deductible patent expense	(3,354)
Change in valuation allowance	(2,958)

Total deferred tax provision	$-

The Company had deferred income tax assets as of September 30, 2011, as follows:

Loss carryforwards	$2,958
Less - Valuation allowance	(2,958)

Total net deferred tax assets	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the period ended September 30, 2011, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of September 30, 2011, the Company had approximately $12,900 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire by the year 2031.

The Company did not identify any material uncertain tax positions on tax returns that will be filed.  The Company did not recognize any interest or penalties for unrecognized tax benefits.

The Company will file income tax returns in the United States. All tax years are closed by expiration of the statute of limitations.

(7)  Related Party Transactions

As described in Note 4, as of September 30, 2011, the Company owed $19,650 to Directors, officers, and principal stockholders of the Company for working capital loans.

As described in Note 5, on May 30, 2011, the Company issued 3,000,000 shares of its common stock to Directors and officers for $300.

(8)  Subsequent Events

Subsequent events have been evaluated through November 10, 2011, which is the date these financial statements were available to be issued.

F-9

PART II

Information Not Required in Prospectus

Item 24. Indemnification of Directors and Officers

Our bylaws provide to the fullest extent permitted by Delaware law, our Directors, or officers shall not be personally liable to us or our stockholders for damages for breach of such Director's or officer's fiduciary duty. The effect of this provision of our bylaws is to eliminate our right and our stockholders (through stockholders' derivative suits on behalf of our Company) to recover damages against a Director or officer for breach of the fiduciary duty of care as a Director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as Directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount

SEC Registration fee	$9

*Transfer Agent Fees ( Estimated )	1,500

Accounting fees and expenses ( recorded in the FS )	10,000

Legal fees and expenses ( recorded in the FS )	10,000

Total:	$21,509

*   The $1,500 in the registration statement is the estimate for printing the new share certificates.

Item 26. Recent Sales of Unregistered Securities

The following sets forth information regarding all sales of our unregistered securities during the past three years. None of the holders of the shares issued below have subsequently transferred or disposed of their shares and the list is also a current listing of the Company's stockholders.

On May 30 , 2011 we issued a total of 3,000,000 shares of our common stock to two individuals, including to our Principal Executive Officer and Treasurer, Principal Financial and Accounting Officer. The purchase price for such shares was equal to their par value, $0.0001 per share, amounting in the aggregate for all 3,000,000 shares to $300. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe these issuances were exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made in an offshore transaction and only to the following individuals who are all non-U.S. citizens, all in accordance with the requirements of Regulation S of the Securities Act.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned

Yitzchak Eliezer Socolovsky 26 HaShlosha Street Bnei Brak 51363, Israel	1,500,000

Akiva Shonfeld 4 Parnas Street Jerusalem, Israel	1,500,000

Item 27. Undertakings

The undersigned Registrant hereby undertakes to:

(a)(1) File, during any   period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

(2) If the Registrant is subject to Rule 430C,

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amended #1 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bnei Brak, State of Israel on December 13, 2011.

Safe Dynamics Corp.

Date December 13 , 2011	By:	/s/ Yitzchak Eliezer Socolovsky
Yitzchak Eliezer Socolovsky
President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this amended #1 registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Yitzchak Eliezer Socolovsky	President and Director (Principal	December 13 2011
Yitzchak Eliezer Socolovsky	Executive Officer)

/s/Akiva Shonfeld	Secretary and Director , Principal	December 13 2011
Akiva Shonfeld	Accounting and Financial Officer

Akiva Shonfeld is authorized to sign our document in the capacity of Principal Accounting and Financial Officer

Exhibits Table

EXHIBIT
NUMBER	DESCRIPTION

3.1	Articles of Incorporation of the Company

3.2	By-Laws of the Company

3.3	Form of Common Stock Certificate of the Company

5.1	Opinion of Legal Counsel

10.1	Patent Transfer and Sale Agreement dated June 13, 2011

23.1	Consent of Weinberg and Baer, LLC.

23.2	Consent of legal counsel (see Exhibit 5.1)

99.1	Subscription Agreement